Exhibit 99.1

May 8, 2024

QuidelOrtho Reports First Quarter 2024 Financial Results
- Global year-over-year revenue growth of 5% as reported and 6% in constant currency, excluding COVID-19 revenue -
- Cost reduction initiatives well underway, headcount reductions expected to deliver approximately $100 million in annualized savings -
- Company suspends 2024 financial guidance while it assesses business under new President and Chief Executive Officer -

First Quarter 2024 Results and Recent Highlights

•Revenue was $711 million, as reported:
◦Non-respiratory revenue was flat at $574 million compared to the prior year period, as reported and in constant currency
▪Excluding the one-time third-party settlement of $21 million in the prior year period, non-respiratory revenue grew 3% as reported and 4% on a constant currency basis
◦Respiratory revenue was $137 million, a 48% decrease as reported and in constant currency, primarily due to lower COVID-19 revenue in the first quarter of 2024 compared to the prior year period
▪Excluding COVID-19-related government orders of $143 million in Q1 2023 and $7 million in Q1 2024, which are not expected to recur, respiratory revenue grew 6% as reported and in constant currency
•Secured credit agreement amendment to provide additional flexibility through 2027
•Appointed Brian J. Blaser as President and Chief Executive Officer, effective May 6, 2024

SAN DIEGO, CA May 8, 2024 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in-vitro diagnostic technologies designed for point-of-care settings, clinical labs, and transfusion medicine, today announced financial results for the first quarter ended March 31, 2024.

“During the first quarter, we achieved solid business performance with 6% top-line constant currency revenue growth across our global regions, excluding COVID-19 revenue,” said Michael S. Iskra, EVP and Chief Commercial Officer, QuidelOrtho. “Additionally, we have been steadfast in implementing company-wide cost initiatives, including margin restoration, which includes headcount reductions that are expected to deliver approximately $100 million in annualized savings. While these actions are never easy, they are a necessary step in positioning the Company for durable long-term growth.”

First Quarter 2024

The Company reported total revenue for the first quarter of 2024 of $711 million, compared to $846 million in the prior year period. The decrease in total revenue was primarily due to lower COVID-19 revenue in the first quarter of 2024 compared to the prior year period. Foreign currency translation did not significantly impact first quarter 2024 results. GAAP diluted loss per share for the first quarter of 2024 was $25.50, compared to diluted earnings per share (“EPS”) of $0.73 in the prior year period. GAAP operating loss for the first quarter of 2024 was $1.76 billion, compared to operating income of $100 million in the prior year period. The first quarter of 2024 GAAP operating loss included a non-cash goodwill impairment charge of approximately $1.74 billion for the North America reporting unit due to the decrease in the estimated fair value, which was consistent with the decline in the Company’s market capitalization during the three months ended March 31, 2024. As a result of the goodwill impairment charge, GAAP operating margin was (247%) compared to 12% in the prior year period. First quarter 2024 results included $23 million in integration-related charges.

Adjusted diluted EPS for the first quarter of 2024 was $0.44, compared to $1.80 in the prior year period. Adjusted EBITDA was $132 million, compared to $245 million in the prior year period. Adjusted EBITDA margin was 19%, compared to 29% in the prior year period. The year-over-year change in adjusted diluted EPS and adjusted EBITDA was primarily due to lower COVID-19 revenue.

Fiscal Year 2024 Financial Guidance

Following the appointment of Brian J. Blaser as President and Chief Executive Officer, QuidelOrtho is suspending its 2024 financial guidance while it assesses the business under its new President and Chief Executive Officer. The Company plans to provide an update in today’s earnings conference call.

Conference Call Information

QuidelOrtho will hold a conference call today at 2:00 p.m. PDT / 5:00 p.m. EDT to discuss its financial results for the first quarter ended March 31, 2024. Interested parties can access the call on the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com/. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-470-1428 (domestic) or +1 929-526-1599 (international) and entering Conference ID number 295379.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website, under the “Events & Presentations” section.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in-vitro diagnostics, developing and manufacturing intelligent solutions that transform data into understanding and action for more people in more places every day.

Offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry, and transfusion medicine, bringing fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic. So that patients, clinicians and health officials can spot trends sooner, respond quicker and chart the course ahead with accuracy and confidence.

Building upon its many years of groundbreaking innovation, QuidelOrtho continues to partner with customers across the healthcare continuum and around the globe to forge a new diagnostic frontier. One where insights and solutions know no bounds, expertise seamlessly connects and a more informed path is illuminated for each of us.

QuidelOrtho is advancing diagnostics to power a healthier future.

For more information, please visit www.quidelortho.com.
Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial, integration, transformation and other strategic goals, future financial condition and operating results, including results of cost initiatives and operating flexibility achieved by the credit agreement amendment, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of today and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth or implied in the forward-looking statements: supply chain, production, logistics, distribution and labor disruptions and challenges; the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination of Quidel Corporation and Ortho Clinical Diagnostics Holdings plc; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”), including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial measures, including but not limited to “constant currency” revenue and revenue changes, “constant currency, ex-COVID-19” revenue and revenue changes, revenue ex-COVID-19, “adjusted net income,” “adjusted diluted EPS,” “adjusted EBITDA” and “adjusted EBITDA margin,” which are considered non-GAAP financial measures under applicable rules and regulations of the Commission. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). “Constant currency” revenue and revenue changes, “constant currency, ex-COVID-19” revenue and revenue changes, revenue ex-COVID-19, “adjusted net income,” “adjusted diluted EPS,” “adjusted EBITDA” and “adjusted EBITDA margin” eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@quidelortho.com

Media Contact:
D. Nikki Wheeler
Senior Director, Corporate Communications
media@quidelortho.com

QuidelOrtho
Consolidated Statements of Operations
(Unaudited)
(In millions except per share data)

	Three Months Ended
	March 31, 2024	April 2, 2023
Total revenues	$711.0	$846.1
Cost of sales, excluding amortization of intangibles	378.9	397.5
Selling, marketing and administrative	204.7	202.4
Research and development	59.2	62.3
Amortization of intangible assets	51.7	50.8
Acquisition and integration costs	22.6	29.7
Goodwill impairment charge	1,743.9	—
Other operating expenses	8.0	3.8
Operating (loss) income	(1,758.0)	99.6
Interest expense, net	39.0	36.7
Other expense, net	1.9	2.9
(Loss) income before income taxes	(1,798.9)	60.0
(Benefit from) provision for income taxes	(92.9)	11.2
Net (loss) income	$(1,706.0)	$48.8
Basic (loss) earnings per share	$(25.50)	$0.73
Diluted (loss) earnings per share	$(25.50)	$0.73
Weighted-average shares outstanding - basic	66.9	66.6
Weighted-average shares outstanding - diluted	66.9	67.1

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	March 31, 2024	December 31, 2023
Cash and cash equivalents	$78.5	$118.9
Marketable securities	—	48.4
Accounts receivable, net	271.7	303.3
Inventories	583.1	577.8
Prepaid expenses and other current assets	279.1	262.1
Property, plant and equipment, net	1,441.3	1,443.8
Marketable securities	—	7.4
Right-of-use assets	180.5	169.6
Goodwill	734.8	2,492.0
Intangible assets, net	2,887.3	2,934.3
Deferred tax asset	24.9	25.9
Other assets	222.1	179.6
Total assets	$6,703.3	$8,563.1

Accounts payable	$249.6	$294.8
Accrued payroll and related expenses	108.9	84.8
Income tax payable	9.5	11.1
Current portion of borrowings	161.1	139.8
Other current liabilities	250.7	303.3
Operating lease liabilities	181.8	172.8
Long-term borrowings	2,241.0	2,274.8
Deferred tax liability	125.6	192.2
Other liabilities	67.4	83.6
Total liabilities	3,395.6	3,557.2
Total stockholders’ equity	3,307.7	5,005.9
Total liabilities and stockholders’ equity	$6,703.3	$8,563.1

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Three Months Ended
	March 31, 2024	April 2, 2023
Cash (used for) provided by operating activities	$(0.7)	$188.9
Cash used for investing activities	(20.2)	(68.9)
Cash used for financing activities	(18.5)	(59.6)
Effect of exchange rates on cash	(1.1)	0.6
Net (decrease) increase in cash, cash equivalents and restricted cash	(40.5)	61.0
Cash, cash equivalents and restricted cash at beginning of period	119.5	293.9
Cash, cash equivalents and restricted cash at end of period	$79.0	$354.9

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$78.5	$353.9
Restricted cash in Other assets	0.5	1.0
Cash, cash equivalents and restricted cash	$79.0	$354.9

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended
	March 31, 2024	Diluted EPS	April 2, 2023	Diluted EPS
Net (loss) income	$(1,706.0)	$(25.50)	$48.8	$0.73
Adjustments:
Goodwill impairment charge	1,743.9		—
Amortization of intangibles	51.7		50.8
Acquisition and integration costs	22.6		29.7
Incremental depreciation on PP&E fair value adjustment	9.1		8.6
Employee compensation charges	5.6		—
Amortization of deferred cloud computing implementation costs	2.9		1.6
EU medical device regulation transition costs	0.6		0.8
Non-cash interest expense for deferred consideration	—		0.6
Impairment of long-lived assets	—		0.5
Other adjustments	1.4		1.5
Income tax impact of adjustments	(101.4)		(22.1)
Discrete tax items	(0.6)		0.2
Adjusted net income	$29.8	$0.44	$121.0	$1.80
Weighted-average shares outstanding - diluted		67.3		67.1

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023
Net (loss) income	$(1,706.0)	$48.8
Depreciation and amortization	114.9	114.2
Interest expense, net	39.0	36.7
(Benefit from) provision for income taxes	(92.9)	11.2
Goodwill impairment charge	1,743.9	—
Acquisition and integration costs	22.6	29.7
Employee compensation charges	5.6	—
Amortization of deferred cloud computing implementation costs	2.9	1.6
EU medical device regulation transition costs	0.6	0.8
Impairment of long-lived assets	—	0.5
Tax indemnification expense	—	0.3
Other adjustments	1.4	1.5
Adjusted EBITDA	$132.0	$245.3

QuidelOrtho
Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$137.3	$265.6	(48.3)%	—%	(48.3)%
Non-Respiratory revenues	573.7	580.5	(1.2)%	(1.0)%	(0.2)%
Total revenues	$711.0	$846.1	(16.0)%	(0.5)%	(15.5)%
COVID-19 revenue impact	(50.2)	(216.1)	(76.8)%	—%	(76.8)%
Total revenues ex COVID-19 revenue	$660.8	$630.0	4.9%	(1.0)%	5.9%

	Three Months Ended
	March 31, 2024	April 2, 2023	% Change	Currency Impact	Constant Currency (a)	COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
Labs	$356.9	$370.7	(3.7)%	(0.8)%	(2.9)%	(0.6)%	(2.3)%
Transfusion Medicine	160.3	155.9	2.8%	(1.3)%	4.1%	—%	4.1%
Point of Care	186.6	308.1	(39.4)%	(0.1)%	(39.3)%	(76.8)%	37.5%
Molecular Diagnostics	7.2	11.4	(36.8)%	(0.1)%	(36.7)%	(52.0)%	15.3%
Total revenues	$711.0	$846.1	(16.0)%	(0.5)%	(15.5)%	(21.4)%	5.9%

	Three Months Ended
	March 31, 2024	April 2, 2023	% Change	Currency Impact	Constant Currency (a)	COVID-19 revenue impact	Constant Currency (a) ex COVID-19 Revenue
North America	$433.9	$582.8	(25.5)%	(0.2)%	(25.3)%	(30.1)%	4.8%
EMEA	84.8	81.3	4.3%	0.5%	3.8%	(2.0)%	5.8%
China	76.1	70.6	7.8%	(4.3)%	12.1%	—%	12.1%
Other	116.2	111.4	4.3%	(1.6)%	5.9%	0.4%	5.5%
Total revenues	$711.0	$846.1	(16.0)%	(0.5)%	(15.5)%	(21.4)%	5.9%
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.

QuidelOrtho
Revenues reconciliation to non-GAAP measures
(In millions, unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$137.3	$265.6	(48.3)%	—%	(48.3)%
COVID-19-related government orders	(6.7)	(142.6)	(95.3)%	—%	(95.3)%
Respiratory Revenue ex COVID-19-related government orders	$130.6	$123.0	6.2%	—%	6.2%

	Three Months Ended
	March 31, 2024	April 2, 2023	% Change	Currency Impact	Constant Currency (a)
Non-Respiratory revenues	$573.7	$580.5	(1.2)%	(1.0)%	(0.2)%
One-time third party settlement	—	(20.7)	(100.0)%	—%	(100.0)%
Non-Respiratory Revenue ex One-time third party settlement	$573.7	$559.8	2.5%	(1.0)%	3.5%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.